EXHIBIT NO. 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Texas Republic Capital Corporation, a Texas Corporation (the “Company”), hereby certifies that:

To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2017

By: /s/ Thomas F. Kopetic
Thomas F. Kopetic, Chief Financial Officer